SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------



                                    FORM 8-K




                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





 Date of Report (Date of earliest event reported): July 2, 1997 (June 26, 1997)





                     HEALTH AND RETIREMENT PROPERTIES TRUST
               (Exact name of registrant as specified in charter)



    Maryland                          1-9317                      04-6558834
 (State or other                 (Commission file               (IRS employer
 jurisdiction of                     number)                 identification no.)
 incorporation)

               400 Centre Street, Newton, Massachusetts   02158
               (Address of principal executive offices) (Zip code)

        Registrant's telephone number, including area code: 617-332-3990


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Item 5. Other Information.

     Advisory Agreement. On June 26, 1997 the Company and HRPT Advisors, Inc. (the "Advisor") entered into the Third Amendment to the Advisory Agreement between the Company and the Advisor. The Third Amendment alters the method of calculating any annual Incentive Fee (as defined in the Advisory Agreement) payable by the Company to the Advisor as follows: The Incentive Fee shall equal 15% of the annual increase in the Company's Funds from Operations per share (but in no event more than $.01 per share), times the fully diluted weighted average number of shares outstanding in such year. "Funds from Operations" are the Company's consolidated net income (computed in accordance with generally accepted accounting principles), before gain or loss on sale of properties and extraordinary items, depreciation and other non-cash items and include the Company's pro rata share of the funds from operations of unconsolidated subsidiaries and entities for which the Company accounts by the equity method of accounting.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

     1.1 Purchase Agreement relating to the Remarketed Reset Notes due July 9, 2007 by and between the Company and Merrill Lynch & Co., dated as of July 2, 1997.

     1.2 Remarketing Agreement (including form of Remarketing Underwriting Agreement) relating to the Remarketed Reset Notes due July 9, 2007 by and between the Company and Merrill Lynch & Co., dated as of July 2, 1997.

     4.1 Form of First Supplemental Indenture by and between the Company and State Street Bank & Trust Company as Trustee, relating to the Remarketed Reset Notes due July 9, 2007.

     4.2 Form of Global Note relating to the Remarketed Reset Notes due July 9, 2007.

     8.1 Opinion of Sullivan & Worcester LLP dated July 2, 1997 with respect to certain tax matters.

     10 Third Amendment to Advisory Agreement by and between the Company and the Advisor, dated June 26, 1997.

     99   Unaudited Pro Forma Financial Statements.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   HEALTH AND RETIREMENT PROPERTIES TRUST



                                   By: /s/ Ajay Saini
                                       -------------------------------------
                                       Ajay Saini
                                       Treasurer and Chief Financial Officer

Date: July 2, 1997